                            TAG-IT PACIFIC, INC.
                                  EXHIBIT 11


FOR THE YEAR ENDED AUGUST 31,                                 1997
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Net loss                                                    $   56,843
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Weighted average common shares outstanding                   2,085,599

Effect of options issued after August 31, 1997
at below the offering price                                    263,724

Effect of debt converted on October 14, 1997
at below the offering price                                    384,401

Option proceeds used to re-acquire treasury
stock at the offering price                                   (194,836)
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Weighted average shares outstanding                          2,538,888
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Loss per share                                              $     0.02
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